EX. 9(b)
VIA FEDERAL EXPRESS


Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171-2197

Dear Sharon:

         Pursuant to section 9 of the transfer agency contract between State Street Bank and Trust Company ("State Street") and Income Managers Trust dated as of July 2, 1993, we request that Neuberger & Berman New York Insured Intermediate Portfolio ("NY Insured") be added as a Portfolio governed by that transfer agency contract. The addition of NY Insured is effective as of January 24, 1994. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.


                                                Sincerely,


                                                /s/  MICHAEL J. WEINER
                                                -----------------------
                                                Name:
                                                Title:   VICE PRESIDENT
                                                      -----------------
                                                Income Managers Trust

Accepted by State Street
Bank and Trust Company


/s/  RONALD E. LOGUE
---------------------------------
Name:
Title:   EXECUTIVE VICE PRESIDENT
      ---------------------------

NYI.TA